U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported): October 20, 2005
                                                 ------------------

                           HIENERGY TECHNOLOGIES, INC.
                 -----------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE            0 - 32093             91-2022980
         ----------           ---------             ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



      1601-B ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
    ----------------------------------------            ----------
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: 949.757.0855
                                                   ------------------


         ---------------------------------------------------------------
          (Former name or former address, if changed since last report)

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On October 13, 2005, our Board of Directors unanimously elected Mr. Ivan Obolensky to serve as a member of our Board of Directors. Mr. Obolensky resident of New York City is also a Vice President of Shields & Company, Investment Bankers and Member of the New York Stock Exchange. A Supervisory Financial Analyst, as well as a former publisher with two Pulitzer Prizes to his credit, Mr. Obolensky brings with him more than 40 years of experience in the investment banking business, with such firms as Sterling Grace & Co., Jesup, Josephthal & Co., Dominick and Dominick, Inc., Middendorf Colgate, and CB Richard/Ellis/Mosley Hallgarten. Throughout his investment banking career, Ivan Obolensky has followed companies in the Defense Aerospace, Oil & Gas, Precious Metals and Minerals, Publishing, and High Technology industries and has appeared as a guest on CNBC, CNNfn, and Bloomberg TV. Mr. Obolensky is a Registered Investment Advisor and a member of the New York Society of Security Analysts. In addition to his appointment to the Board, Mr. Obolensky was also elected and has agreed to serve on the Compensation Committee of our Board of Directors.

On October 13, 2005, Col. William J. Lacey, Jr. resigned from our Board of Directors to focus on his role as President and Chief Executive Officer of HiEnergy Defense, Inc., our wholly-owned subsidiary located in Alexandria, Virginia, where he is charged with securing congressional support and military contracts for our products.

Item 8.01. Other Events

On October 13, 2005, a press release was issued regarding the election of Mr. Ivan Obolensky to our Board of Directors and its Compensation Committee, as well as the resignation of Col. William J. Lacey, Jr. from our Board of Directors. A copy of this press release is attached to this filing as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release announcing the resignation of Col. William J. Lacey, Jr. from our Board of Directors and the appointment of Mr. Ivan Obolensky to our Board of Directors and the Compensation Committee of our Board.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward- looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward- looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HIENERGY TECHNOLOGIES, INC.


October 21, 2005                  By: /s/ Bogdan C. Maglich
--------------------                 -----------------------------------
(Date)                               Name: Bogdan C. Maglich,
                                     Chief Executive Officer, Chairman of the
                                     Board, President and Treasurer